As filed with the Securities and Exchange Commission on May 26, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Capitala Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland	90-0945675
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4201 Congress St., Suite 360 Charlotte, NC	28209
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-204582

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.75% Convertible Notes due 2022	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered

This Form 8-A is being filed in connection with Capitala Finance Corp.’s, a Maryland corporation (the “Registrant”), offering of its 5.75% Convertible Notes due 2022 (the “Notes”). The Notes are expected to be listed on the NASDAQ Capital Market and to trade thereon within 30 days of the original issue date under the trading symbol “CPTAG.” As of May 26, 2017, the Registrant had sold and issued $50,000,000 in aggregate principal amount of the Notes and granted an overallotment option of up to $7,500,000 in aggregate principal amount of the Notes.

The description of the Notes is incorporated herein by reference to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in Post-Effective Amendment No. 4 to its Registration Statement on Form N-2 (Registration No. 333-204582) as filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information under the headings “Summary of the Offering” and “Description of Notes” in the Registrant’s prospectus supplement dated May 23, 2017, as filed with the SEC on May 24, 2017 pursuant to Rule 497 under the Securities Act. The foregoing prospectus and prospectus supplement are incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

4.1	Form of Base Indenture (Filed as Exhibit d.2 to the Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-193374), as filed on May 21, 2014 with the SEC, and incorporated herein by reference).

4.2	Form of Third Supplemental Indenture relating to the 5.75% Convertible Notes due 2022, by and between the Registrant and U.S. Bank National Association, as trustee (Filed as Exhibit d.6 to the Registrant’s Post-Effective Amendment No. 6 to its Registration Statement on Form N-2 (File No. 333-204582), filed on May 26, 2017 with the SEC, and incorporated herein by reference).

4.3	Form of Global Note with respect to the 5.75% Convertible Notes due 2022 (incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 26, 2017

Capitala Finance Corp.

By:	/s/ Joseph B. Alala, III
Name:	Joseph B. Alala, III
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

4.1	Form of Base Indenture (Filed as Exhibit d.2 to the Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-193374), as filed on May 21, 2014 with the SEC, and incorporated herein by reference).

4.2	Form of Third Supplemental Indenture relating to the 5.75% Convertible Notes due 2022, by and between the Registrant and U.S. Bank National Association, as trustee (Filed as Exhibit d.6 to the Registrant’s Post-Effective Amendment No. 6 to its Registration Statement on Form N-2 (File No. 333-204582), filed on May 26, 2017 with the SEC, and incorporated herein by reference).

4.3	Form of Global Note with respect to the 5.75% Convertible Notes due 2022 (incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).